Exhibit 10.36

LOAN AND SECURITY AGREEMENT THIS LOAN AND SECURITY AGREEMENT (the “Agreement”) is made and effective as of the 30th day of September, 2010, by and between PEOPLE’S UNITED BANK, a federal savings bank having an office at 850 Main Street, Bridgeport, Connecticut (the “Lender”) and WU/LH 15 PROGRESS L.L.C., a Delaware limited liability company, with a mailing address of 60 Hempstead Avenue, Suite 718, West Hempstead, New York 11552 (the “Borrower”), PAUL A. COOPER, an individual with a mailing address of 46 Rose Lane, East Rockaway, New York 11518, JEFFREY D. RAVETZ, an individual with a mailing address of 498 West End Avenue, Apt. 7A, New York, New York 10024, LOUIS E. SHEINKER, an individual with a mailing address of 19 The Glenada, Roslyn, New York 11577, and JEFFREY WU (a/k/a Myint J. Kyaw), an individual with a mailing address of 56-72 49th Place, Maspeth, New York 11378 (the foregoing individuals are hereinafter collectively referred to as the “Guarantor”). WITNESSETH: WHEREAS, the Borrower has made a request to the Lender for a permanent loan in the amount of TWO MILLION SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($2,700,000.00) (the “Loan”). The Lender desires to make the Loan, and the Borrower desires to enter into the Loan, all upon the terms and conditions hereinafter set forth. NOW, THEREFORE, the parties mutually agree, represent and warrant as follows: ARTICLE I THE LOAN 1.1 Type and Amount of Loan. Subject to the satisfaction of the terms and conditions hereof and at the discretion of the Lender, and in reliance on the representations and warranties contained herein and in the other Loan Documents as defined below, the Lender agrees to furnish a permanent mortgage loan to the Borrower in the amount of TWO MILLION SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($2,700,000.00), to be secured by, among other things, a first mortgage on the real property commonly known as 15 Progress Drive and 30 Commerce Drive, Shelton, Connecticut and being more particularly described in Schedule A hereto attached hereto and made a part hereof (the “Property”). The Loan shall be used to (a) fund the Tenant Improvements (as hereinafter defined) and (b) pay related closing expenses. 1.2 Interest and Repayment of Principal of Loan. The promissory note evidencing the Loan (the “Note”) is attached hereto as Schedule B, and contains all the terms relative to the repayment of principal, the payment of interest and the rate at which interest shall accrue. 1.3 Guaranty. Each Guarantor shall unconditionally and jointly and severally guaranty lien free completion of the Tenant Improvements and the payment and performance of all of Borrower’s obligations under the Loan and the Loan Documents (collectively, the “Obligations”), including, without limitation. (i) repayment of all amounts due under the Loan, and (ii) lien free completion of the Tenant Improvements, pursuant to the terms of a guaranty (the “Guaranty”) in form and substance acceptable to the Lender.

1.4 Commercial Checking Account. Throughout the term of the Loan, the Borrower shall maintain a “Commercial Checking Account” in the name of the Borrower at the Lender into which Borrower shall deposit all advances under the Loan, all proceeds of sale from the sale of portions of the Property and all other income and profits derived from the Property. Without limiting the generality of the foregoing, the Borrower shall direct that all income and profits derived or received from the operation of the Property, including, without limitation, all rents and incomes received under any lease, including the Required Lease (as hereinafter defined), for all or any portion of the Property be directly deposited into said account. In furtherance thereof, Borrower will execute and deliver a notice to Required Tenant (as hereinafter defined) directing that the Required Tenant make all rent payments and all other payments required under the Required Lease to the Commercial Checking Account. Borrower hereby authorizes and directs Lender to automatically debit the Commercial Checking Account each calendar month during the term of the Loan in an amount equal to the sum of the following: (i) the amount necessary to establish and maintain an escrow account for annual estimated real estate taxes on the Property, insurance premiums and other charges and assessments which may accrue against the Property in accordance with the terms of the Mortgage; (ii) the next occurring installment of principal and interest due under the Note; and (iii) the next occurring Monthly Leasing Reserve Deposit (as hereinafter defined). 1.5 Reserve Escrow. (a) Commencing on the first day of the first month following the eighth (8th) anniversary of the Note (i.e. October 1, 2018) (the “Leasing Reserve Commencement Date”) and the first day of each month thereafter during the remaining term of Loan, Borrower shall be required to deposit, or direct the deposit, of the cash sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Leasing Reserve”). The Leasing Reserve shall be deposited with Lender in substantially equal monthly installments of Thirteen Thousand Nine Hundred Sixteen and 67/100 Dollars ($13,916.67) commencing with the first payment of principal and interest due under the Note on the first day of the first month following the Leasing Reserve Commencement Date (each a “Monthly Leasing Reserve Deposit”) until such time as the initial Leasing Reserve of Five Hundred Thousand and 00/100 Dollars ($500,000.00) has been deposited. Notwithstanding the foregoing, the Borrower may pre-pay all or part of the Leasing Reserve provided that the aggregate sum deposited into the Leasing Reserve Account (as hereinafter defined) shall at all times be equal to or greater than the aggregate sum of the required Monthly Leasing Reserve Deposits which would have become payable on a monthly basis absent’ the pre-payment. All Monthly Leasing Reserve Deposits shall be paid to the Lender at the same time and in the same manner as the required monthly payment of principal, interest, tax and insurance escrow and shall be deposited by the Lender in an account (the “Leasing Reserve Account”) to be maintained at the Lender. The Leasing Reserve and all Monthly Leasing Reserve Deposits shall be deposited into the Leasing Reserve Account and shall not constitute a trust fund and may be commingled with other escrow monies held by Lender. The Borrower shall have no ability to withdraw any sums from the Leasing Reserve Account except for such disbursements as are authorized to be made by the Lender as set forth herein. Borrower shall execute and deliver to Lender a Pledge Agreement in form and substance acceptable to the Lender whereby the Borrower shall, inter alio’, pledge, assign and grant a security interest to Lender, as additional security for Loan, in all of Borrower’s right, title and interest in and to the Leasing Reserve Account, the funds contained therein and all 2 interest earned or accrued thereon, if any. During the existence of an Event of Default hereunder or under any other Loan Document, Lender may apply any sums then present in the Leasing Reserve Account to the payment of the Loan in any order in its sole discretion. (b) Except as set forth herein, the Lender shall retain the Leasing Reserve in the Leasing Reserve Account as additional collateral for the Loan. Once the Borrower has met the Leasing Requirements to the satisfaction of the Lender, the Lender shall disburse the funds from the Leasing Reserve Account as necessary but subject to the sole but reasonable discretion of the Lender and the terms of this Section 1.5, to fund or reimburse the Borrower for the Leasing Costs (as hereafter defined) upon presentation of an invoice or paid receipt and/or to fund debt service payments under the Loan in the event that rental payments under the Required Lease terminate prior to the Maturity Date (as defined in the Note). The Lender shall have no obligation to make any disbursements from the Leasing Reserve Account prior to the Borrower’s satisfaction of the Leasing Requirements or during the existence of an Event of Default, or there remains insufficient funds in the Leasing Reserve Account for disbursement. During the existence of an Event of Default, an event or condition exist that but for the giving of notice or the passage of time, or both, would constitute an Event of Default, or after depletion of the Leasing Reserve Account the Borrower shall pay all Leasing Costs out of its own, non- borrowed funds. (c) All advances from the Leasing Reserve Account shall be subject to the following additional conditions: (i) Upon ten (10) days prior written request from Borrower and satisfaction of the requirements set forth in herein, Lender shall disburse amounts from the Leasing Reserve to fund the actual Leasing Costs incurred by Borrower, or, in the event Borrower has paid such costs, reimburse Borrower for the actual Leasing Costs incurred by Borrower. Each request for disbursement from the Leasing Reserve shall be on a form provided or approved by Lender and shall include such information and additional documentation as Lender may require, in form and substance reasonably satisfactory to Lender. (ii) Lender shall have no obligation to make any advance if there exists an Event of Default, or any condition, circumstance or occurrence which but for the giving of notice or passage of time would constitute an Event of Default, under the Note, the Mortgage, or any other Loan Documents, or Borrower is in default under any lease, contract or obligation affecting the Property and such default under a lease, contract or obligation is material and adverse to Lender’s security, as determined by Lender in its sole but reasonable discretion. (iii) Notwithstanding anything contained herein to the contrary, Borrower shall not make a request for disbursement from the Leasing Reserve more frequently than once in any calendar month. (d) As used herein: 3

((1)) “Leasing Requirements” shall mean the (A) renewal of the Required Lease for the entire Building (as hereinafter defined) for the first five (5) year renewal term provided for under the Required Lease or (ii) execution of a new lease with a new tenant or tenants for no less than ninety percent (90%) of the rentable area of the Building on terms and conditions acceptable to the Lender with a tenant or tenants whose credit is acceptable to the Lender, which leases will provide a debt service coverage ratio of not less than 1.40 to 1 for not less than a five (5) year term commencing upon scheduled expiration date for the Required Lease. (ii) “Leasing Costs” shall mean (A) the costs reasonably incurred by the Borrower to perform, or cause to be performed, tenant improvements required under any replacement lease or modification, renewal or extension of the Required Lease; and (B) the costs of leasing commissions incurred by Borrower in connection with the leasing of the Building or any portion thereof, provided that (x) such leasing commissions are reasonable and customary for properties similar to the Property and the portion of the Property leased for which such leasing commission is due, and (y) the amounts of such leasing commissions are determined pursuant to arm’s length transactions between Borrower and any leasing agent to which a leasing commission is due, and excluding any leasing commissions which shall be due any member, general partner or shareholder of Borrower or any affiliate of Borrower, except that Lender acknowledges (i) that an affiliate of Borrower may receive a “co-broker” commission of one percent (1%) in excess of the brokerage commission otherwise payable to CBRE (or any broker retained by Borrower to replace CBRE) pursuant to its listing agreement with Borrower and (ii) if Borrower’s leasing agent affiliate is the sole procuring broker Borrower’s affiliate can receive a market rate commission. 1.6 Initial Debt Service Reserve. Simultaneously with the execution of this Agreement, the Borrower shall deposit the sum of Thirty-Two Thousand Five Hundred Twenty- Seven and 30/100 Dollars ($32,527.30) (the “Initial Debt Service Reserve”) into a restricted reserve account in the Borrower’s name maintained at the Lender (the “IDS Reserve Account”). As security for full payment of the Loan and timely performance of Borrower’s obligations under the Loan Documents and this Agreement, Borrower hereby pledges, transfers, assigns and sets over to Lender, and grants to Lender a continuing security interest in and to, the Initial Debt Service Reserve and the IDS Reserve Account, all money deposited therein from time to time, and all profits and proceeds thereof. Borrower agrees to execute, acknowledge, deliver, file or do, at its sole expense, all other acts, assignments, notices, agreements or other instruments as Lender may reasonably require in order to perfect the foregoing security interest, pledge and assignment or otherwise to fully effectuate the rights granted to Lender by this Section. This Agreement also constitutes a “deposit account” and a “security agreement” within the meaning of Article 9 of the UCC (as hereinafter defined). In addition to all other rights and remedies provided for herein or otherwise available at law or in equity, Lender shall have all rights of a secured party under Article 9 of the UCC with respect to the Deposit Account and funds deposited therein. The Lender shall disburse the sums in the IDS Reserve Account to pay the monthly debt service (inclusive of monthly tax escrow) due under the Note as and when the same becomes payable unless (i) the Release Conditions (as hereinafter defined) are satisfied to the satisfaction of the Lender; (ii) there remains insufficient funds in the IDS Reserve Account; or (iii) there has been an Event of Default or event or condition which with the passage of time or 4 giving of notice, or both, would constitute an Event of Default hereunder or under any other Loan Documents. Provided that there exists no Event of Default, or fact or condition which with the passage of time or giving of notice, or both, would constitute an Event of Default, Lender shall disburse all funds then present in the IDS Reserve Account to Borrower following satisfaction of the Release Conditions. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the IDS Reserve Account to the payment of the Loan in any order in its sole discretion. As used herein, the term “Release Conditions” shall mean that all of the following conditions have been satisfied to the full satisfaction of the Lender: (i) no Event of Default shall exist and remain uncured, or event or condition exist that but for the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder or under any other Loan Documents; (ii) the Required Tenant has taken possession of the Building pursuant to the Required Lease and commenced the payment of rent thereunder; and (iii) the Required Tenant has executed and delivered to Lender an estoppel certificate certifying, among other things, (1) that the Required Tenant has taken occupancy of the Building and the Tenant Improvements have been completed and accepted by the Required Tenant, (2) that the payment of rent under the Required Lease has commenced as of January 1, 2011, (3) that no event of default or event or condition which with the passage of time or giving of notice, or both, would constitute an event of default has occurred or is continuing under the Required Lease, (4) that the Required Tenant has no current defenses or claims aginst the Borrower or rights of offset against any rents payable to the Borrower under the Required Lease or otherwise, and (5) as to such other matters as reasonably requested by the Lender. ARTICLE II COLLATERAL 2.1 Collateral. In addition to other items of collateral or security as provided elsewhere herein, or in the Commitment Letter dated September 13, 2010 between, inter alia, Borrower and the Lender (the “Commitment Letter”), the Loan shall be secured by: (a) Mortgage. An open-end mortgage deed and security agreement (the “Mortgage”) which shall be a first and valid mortgage lien upon Borrower’s fee simple interest in the Property, which Property is improved with an office/flex/warehouse building (the “Building”) containing 53,164 square feet of gross building area, together with all appurtenances to the Property and all buildings and improvements now or hereafter erected thereon, including, but not limited to, parking sufficient to satisfy applicable zoning requirements. (b) Security Agreement. (i) As security for the payment of the Loan and the performance by the Borrower of its obligations hereunder and the other Loan Documents, the Borrower hereby mortgages, pledges and assigns to the Lender, and gives and grants to the Lender, security interests in all of its assets, including, without limitation, all of its personal property and fixtures which are now or hereafter installed, located on or used in connection with the Property and all of its right, title and interest in and to the items and types of property, described or referred to below, whether now owned or hereafter acquired and which are now or hereafter installed, located on or used in connection with the Property, and the proceeds and products thereof, (all of which property is herein collectively called the “UCC Collateral”), which security interest is and shall remain 5 first and prior and which UCC Collateral shall remain free and clear of all mortgages, pledges, security interests, liens, and other encumbrances and restrictions on the transfer thereof except liens permitted hereunder. (A) All of Borrower right, title and interest in and to all appliances, machinery and equipment owned by the Borrower now or hereafter installed, located on or used in connection with the Property, including but not limited to gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators, escalators, incinerators, motors, dynamos, sinks, disposals, dishwashers, water closets, basins, medicine chests, pipes, faucets and other plumbing and heating fixtures, ventilating apparatus, dryers, air-conditioning equipment and units, paneling, refrigerating plant, refrigerators, whether mechanical or otherwise, fire prevention and extinguishing apparatus, shades, awnings, screens, blinds, carpeting, wall cabinets, furniture and equipment, and such other goods and chattels and personal property as are ever used or furnished in letting or operating buildings similar to the buildings, structures and improvements now or hereafter placed or located on the Property or in connection with the activities conducted therein, whether or not the same are or shall be attached to the Property in any manner, and also any and all other fixtures and articles of personal property owned by the Borrower now or hereafter attached to, or used in connection with, the Property. (B) All rents, income, profits, security deposits and other benefits to which the Borrower may now or hereafter be entitled from the leases of the Property, and/or the income generated from the business operations conducted at or from the Property. (C) All of the Borrower’s “Receivables” relating to the Property or the operation thereof which now exist or which hereafter arise, or in which the Borrower now has or may hereafter acquire any rights, which term shall include all accounts, contract rights, instruments, documents, chattel paper, general intangibles and all other forms of obligations owing to the Borrower, including, but not limited to, retainages, security deposits and insurance proceeds, and all proceeds of all such Receivables and all rights to any goods which are represented thereby. (D) All instruments, drafts, acceptances, documents, chattel paper, contract rights, general intangibles, securities, deposit accounts, certificates of deposit and notes, relating to the Property or the operation thereof under which the Borrower now has or in the future acquires any rights and all proceeds of all of the foregoing. (E) All of the Borrower’s right, title and interest in and to all intangible property and rights relating to the Property or the operation 6 thereof, or used in connection therewith, including but not limited to all names under or by which the Property or any present or future improvements on the Property may at any time be operated or known, and all rights to carry on business under any such names, or any variant thereof, and all trade names and trademarks, licenses and franchises relating in any way to the Property, and good will in any way relating to the Property. (F) All of the Borrower’s right, title and interest in and to proceeds of casualty and other insurances relating to the Property and all causes of action, claims, compensation and recoveries for any damage, condemnation or taking of the Property, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Property, or for any loss or diminution in value of the Property. (G) All of the right, title and interest of Borrower in and to all refunds and rebates of taxes and assessments of every kind and nature imposed upon the Property. (H) The foregoing collateral includes all additions, replacements and substitutions thereof and thereto and all proceeds of all of the foregoing, as these terms are used and defined in the Uniform Commercial Code as adopted in the State of Connecticut (“UCC”). (I) All of the Borrower’s right, title and interest in and to the Commercial Deposit Account, the IDS Reserve Account, the Initial Debt Service Reserve, the Leasing Reserve Account and the Leasing Reserve. (J) All Proceeds (as such term is defined in Article 9 of the UCC), including without limitation all proceeds and all products of all UCC Collateral described above and any collateral described in any financing statement filed in connection with the transaction contemplated hereby. The security interest described herein continues in all UCC Collateral, notwithstanding sale, exchange or other disposition thereof by the Borrower. (ii) Authorization Re: Financing Statements. (A) The Lender may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the UCC Collateral and which contain any other information required by Lender or by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower. The Borrower shall furnish any such identification number issued promptly to the Lender. 7

(B) The Borrower shall at any time and from time to time take such steps as the Lender may reasonably request for the Lender: (1) to obtain an acknowledgment, in form and substance satisfactory to the Lender of any bailee having possession of any of the UCC Collateral that the bailee holds such UCC Collateral for the Lender, (2) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper maintained at Lender (as such terms are defined in Article 9 of the UCC with corresponding provisions in §§ 9-104, 9-105, 9-106 and 9-107 relating to what constitutes “control” for such items of UCC Collateral), with any agreements establishing control to be in form and substance satisfactory to the Lender, and (3) otherwise to insure the continued perfection and priority of the Lender’s security interest in any of the UCC Collateral and of the preservation of its rights therein. (C) Nothing contained herein shall be construed to narrow the scope of the security interest granted hereby in any of the UCC Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Lender hereunder except as (and then only to the extent) specifically mandated by Article 9 of the UCC to the extent then applicable. Notwithstanding the foregoing, the parties agree that Lender’s security interest hereunder shall not extend to any Hazardous Substances (as hereinafter defined) or Hazardous Waste (as hereinafter defined) or devices utilized primarily for the storage of Hazardous Substances or Hazardous Waste. (c) Rents and Leases. (i) Lender shall be provided with a general assignment of rents and leases (the “Assignment of Leases”), in form and substance satisfactory to Lender of all leases (each. a “Lease” and collectively the “Leases”) and rents now existing or arising in the future with respect to the Property. The form and content of all Leases shall be acceptable to Lender and its counsel. Each and every Lease or rental agreement involving any part of the Property must be subordinate to the Mortgage and any and all modifications, renewals, extensions and/or replacements of said Mortgage. Lender’s title insurance shall insure such subordination. Borrower shall not enter into any Lease, sublease or other rental agreement without Lender’s prior written approval of said Lease or rental agreement, and in no event shall any Lease or rental agreement contain any option or rights of first refusal to purchase the Property or any portion thereof. Any tenant and/or occupant whose Lease is not automatically subordinate to the Mortgage on terms and conditions acceptable to the Lender shall duly execute and deliver to the Lender a subordination, ratification and attornment agreement, which agreement shall be satisfactory in form and substance to the Lender and shall provide, among other terms, that (A) tenant acknowledges the assignment of its Lease or rental agreement to the Lender; (B) upon notification from the Lender, the tenant and/or occupant shall pay, without set off or deduction, all rent and other sums due under its Lease and/or rental agreement directly to the Lender or its designee regardless of whether or not said tenant 8 or occupant receives a notice to the contrary from the Borrower; (C) the Lender shall not be responsible for refunding any security deposits unless the Lender has actually received said deposits; (D) that the parties will not modify, amend, cancel, surrender, or pledge or assign the Lease without the Lender’s consent; and (E) that the tenant will not terminate the Lease by reason of landlord’s default without at least ten (10) days’ written notice to the Lender and an opportunity to cure the default; and containing such other provisions as the Lender may reasonably require. If any lease approved by the Lender provides that the tenant under that Lease is entitled to a non-disturbance agreement from the Lender, the Lender agrees to issue such non-disturbance agreement from the Lender, the Lender agrees to issue such non-desturbance agreement as long as such tenant is not in any way affiliated with or owned or controlled by Borrower. If the Lender should so require, the written lease subordination, non-disturbance and attornment agreements described hereinabove shall be recorded in the Shelton Land Records. (ii) Lender shall be authorized to notify lessees of the existence of such assignments. Lender agrees, however, not to exercise any such assignments until such time as an Event of Default exists hereunder or under the Loan Documents. (d) Additional Security. In addition, the Loan shall be secured by such additional collateral documents relating to the Property and the improvements thereon as the Lender may require. (e) Loan Documents. All of the foregoing, and all other documents executed by Borrower or Guarantor in connection with the Loan being collectively referred to as the “Loan Documents”. ARTICLE III REPRESENTATIONS AND WARRANTIES To induce the Lender to enter into this Agreement and make the advances provided for herein, the Borrower and Guarantor (where indicated) hereby represent and warrant as of the date hereof and further represent and warrant throughout the term of this Agreement as follows: 3.1 Organization. Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware; and Borrower has the power and authority to own its own properties and assets and to carry on its business as now being conducted and is qualified to do business in every jurisdiction wherein such qualification is necessary. 3.2 Authority of Borrower. Borrower has the power and authority to execute, deliver and perform this Agreement and to borrow hereunder, and to execute and deliver all documents and instruments required to be furnished by the Borrower hereunder, and the execution, delivery and performance of this Agreement, and all documents and instruments as may be required and any borrowings hereunder have been duly authorized by all requisite action. 3.3 Binding Effect. Borrower is not obligated under any contract or agreement or subject to any charter or other restriction which materially and adversely affects its respective business, properties, assets, or financial condition. The execution, delivery and performance of this Agreement, and all such other agreements and documents and instruments as may be 9 required hereunder and any covenant or condition contained herein or therein will not violate any provision of law, any order of any court or any rule, regulation or order of any governmental agency, the Operating Agreement of the Borrower, any agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of its properties or assets are bound; and will not conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or any subsidiary or constitute grounds for the acceleration of any performance or compliance obligation of the Borrower or any subsidiary under any such indenture, agreement or instrument. When so executed and delivered, this Agreement, and all such other agreements and documents described herein will constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with their terms. 3.4 Absence of Adverse Change; Financial Statements. There has been no material adverse change in the Borrower’s or any Guarantor’s financial condition or operations since the date of the most recent financial statements of the Borrower and each Guarantor which has been delivered to the Lender (the “Financial Statements”). The Financial Statements are correct and complete and accurately present the financial condition and operations of the Borrower and any subsidiary and each Guarantor as of the date thereof, and for the period then ended, and to the Borrower’s and each Guarantor’s best knowledge, were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior fiscal years. 3.5 Absence of Liens. All of the properties and assets of the Borrower and each Guarantor are free and clear of mortgages, pledges, liens, charges and other encumbrances except such as are described in the Financial Statements and the Borrower and each Guarantor have good and marketable title to their respective assets and properties. 3.6 Litigation. Except as described in Schedule 3.6, there is no litigation or administrative investigation or proceeding pending or, to the Borrower’s and each Guarantor’s actual knowledge, threatened against the Borrower or any Guarantor, whether or not covered by insurance, and neither the Borrower nor any Guarantor is in default with respect to any outstanding judgment, writ, order or decree issued by any court or governmental agency. 3.7 Absence of Default. Neither the Borrower nor any Guarantor is in default in any material respect in the performance of or compliance with any covenant or condition of any material agreement or obligation to which the Borrower or any Guarantor is a party or by which any of them is bound. 3.8 Taxes. The Borrower and each Guarantor have filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed, and have paid or caused to be paid all taxes as shown on such returns or on any assessment received by the Borrower or each Guarantor to the extent that such taxes have become due, and the Borrower and each Guarantor have no knowledge of any material liability (or basis therefor) for any tax to be imposed on the Borrower or any Guarantor or any of their respective assets or properties for which adequate provision has not been made in the Financial Statements. 10

3.9 ERISA Compliance. The Borrower and each Guarantor are in compliance with the applicable provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). Neither the Borrower, any Guarantor nor any subsidiary has incurred any unremedied accumulated funding deficiency within the meaning of ERISA or any unsatisfied liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee pension plan established or maintained by the Borrower or any Guarantor under the jurisdiction of ERISA. No Reportable Event or Prohibited Transaction (as defined in Section 4043 of ERISA) has occurred with respect to any plan administered by the Borrower, any Guarantor or any subsidiary, or to the knowledge of the Borrower or any subsidiary, any other plan under the jurisdiction of ERISA. 3.10 Contracts, Permits and Approvals. All required permits, contracts and approvals required in connection with the current use and occupancy of the Property by all municipal, state and federal ordinances, regulations, laws and authorities have been acquired and are in full force and effect and are not in violation as of the date hereof. 3.11 Absence of Material Liabilities. There are no material liabilities, obligations or indebtedness of, the Borrower, any Guarantor or any subsidiary, which were not adequately disclosed or reflected fully in the Financial Statements. Since the date of the most recent Financial Statements, neither the Borrower, any Guarantor nor any subsidiary has incurred, assumed or had asserted against any of them any material liabilities, obligations or claims of any nature other than: (a) Liabilities, obligations or claims adequately disclosed in the Financial Statements; (b) Indebtedness incurred and contractual obligations assumed under purchase orders and sales orders arising in the ordinary course of business; (c) Standard product warranties; and (d) Obligations arising under this Agreement, or all other agreements, instruments or documents required hereunder. 3.12 Indebtedness and Leases. All existing indebtedness of the Borrower and each Guarantor, other than obligations to the Lender (i) for money borrowed under any credit agreement, loan agreement, promissory note, mortgage or similar agreement or (ii) under any guaranty, are described in the Financial Statements. The Financial Statements also contain a list and description of all leases and similar agreements or arrangements (including commitments classified as capital leases under generally accepted accounting principles) to which the Borrower or any Guarantor are a party, if any. Except as described in the Financial Statements, the Borrower and each Guarantor have no material lease or contract of any kind. All parties (including the Borrower and any Guarantor) to each such material lease or contract have complied with the provisions of such lease, contract or other commitment; no party is in default under any term or provision thereof, and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default. 11

3.13 Other Material Agreements. The Borrower and each Guarantor are not a party to, nor are they bound by, any contract, agreement or instrument, or subject to any restrictions, materially affecting their ability (financial or otherwise) to perform any of their respective obligations under this Agreement, or any other agreement or instrument required hereunder. 3.14 Compliance with Laws. The Borrower and Guarantor have complied with all applicable laws with respect to (i) use and occupancy of the Property; (ii) the conduct of its business; and (iii) the use, maintenance and operation of the real and personal properties owned or leased by the Borrower and Guarantor in the conduct of their respective businesses. 3.15 No Finder’s Fee. Borrower represents that the only broker involved in this loan on behalf of Borrower is M. Robert Goldman & Co. and Borrower agrees to pay any and all commission due to such broker (the “Brokerage Commission”). No brokerage commission or compensation (whether to M. Robert Goldman & Co. or anyone else) is to be paid by the Lender in connection with the Loan; provided, however, that Borrower may use loan proceeds to pay the Brokerage Commission. Borrower hereby agrees to indemnify and hold the Lender harmless against any claim or any other such fees for a brokerage commission or compensation, including, without limitation, the Brokerage Commission. Lender and Borrower each warrant and represent to the other that they have not dealt with any broker with regard to this transaction except as expressly set forth in this Section. 3.16 Bankruptcy. As of the date hereof, no proceeding in bankruptcy, or for reorganization of the Borrower or any Guarantor, or the readjustment of any of their respective debts under the Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors has been commenced by the Borrower or any Guarantor or has been commenced against the Borrower or any Guarantor. As of the date hereof, no receiver or trustee has been appointed for the Borrower or any Guarantor, or for any substantial part of the assets of the Borrower or any Guarantor, and no proceeding has been instituted for the dissolution or the full or partial liquidation of the Borrower. 3.17 Accuracy of Disclosure. No schedule attached to this Agreement or written information supplied by or representation or warranty made by the Borrower or any Guarantor in this Agreement, and no statement or document given or to be given to the Lender pursuant hereto or with respect to the transactions contemplated herein, contains or will contain any untrue statement of material fact, or omits to state or will omit to state any material fact necessary to make the statements therein not misleading. 3.18 Leases. On the date hereof, the lease (the “Required Lease”) to Lex Products Corp. (“Required Tenant”) and all other leases described in the Rent Roll (as hereinafter defined) shall be in full force and effect. (i) Attached hereto as Schedule C is a true and accurate rent roll of tenants currently occupying any portion of the Property (the “Rent Roll”). 3.19 Margin Stock. The Borrower is not engaged principally or as one of its activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (as each such term is defined or used in Regulation U of Federal Reserve Board). No part of the proceeds of the Loan will be used for purchasing or carrying margin stock or for any purpose which violates the provisions of Regulation T, U or X of such Federal Reserve Board. 12

3.20 Government Regulation. The Borrower is not an investment company or a company controlled by an investment company (as each such term is defined or used in the Investment Company Act of 1940, as amended), and the Borrower is not, or after giving effect to the Loan will not be, subject to regulation under any other applicable law which limits its ability to incur or consummate the transactions contemplated hereby. 3.21 Foreign Assets Control Regulations. Neither the borrowing by Borrower nor the use of the proceeds thereof will violate the Foreign Assets Control Regulations, the Foreign Funds Control Regulations, the Transactions Control Regulations, the Cuban Assets Control Regulations, the Iranian Assets Control Regulations or any other transaction or asset control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended). 3.22 Survival of Representations. All representations made in connection herewith shall be deemed to be relied upon by the Lender, notwithstanding any investigation hereinbefore or hereinafter made and shall survive as long as any amounts are owed hereunder. Upon full payment of all obligations of the Borrower to the Lender and the termination of the Loan, whether arising under this Agreement or any other agreement with the Lender, the representations and warranties and covenants and other continuing agreements of the Borrower and each Guarantor shall terminate and be of no force and effect. By making a request to the Lender for a loan or advance hereunder, including any advances or disbursements from the Leasing Reserve Account and/or the IDS Reserve Account, the Borrower shall be deemed to warrant that all of the representations and warranties contained in this Agreement are true and correct as of the date of such request. ARTICLE IV COVENANTS AND CONTINUING AGREEMENTS 4.1 Affirmative Covenants. The Borrower hereby covenants and agrees that from the date hereof and until payment in full of the principal of and the interest on the Loan and the termination of this Agreement, unless the Lender shall otherwise consent in writing, the Borrower will perform and observe the following covenants and agreements: (a) Punctual Payment. Pay the principal of and interest on the Loan at the place and in the manner stated in the Note. (b) Payment of Taxes, etc. Pay all taxes, assessments, governmental charges or levies imposed upon the Borrower or upon its income or profits or upon the Property prior to the date on which interest or penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon the Property; provided that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books such reserves as the Lender may deem necessary with respect to any such tax, assessment, charge, levy or claim so contested. (c) Notice of Default. Notify the Lender in writing as soon as possible and in any event within ten (10) business days after obtaining knowledge of the occurrence of an Event of Default or any event which, with the giving of notice or passage of time or both, could 13 become an Event of Default, as defined in this Agreement by providing the Lender with a statement of the Borrower setting forth the details of such Event of Default. (d) Change of Ownership. Immediately notify the Lender of any change of ownership of the Borrower and any change of ownership affecting the control of the Borrower. (e) Commercial Checking Accounts. Maintain the Borrower’s bank account with the Lender in accordance with Section 1.4 hereof. (f) Inspection by Lender. The Borrower shall allow any representative of the Lender to visit and inspect the Property, to examine the books of account and other records and files of the Borrower, to make copies thereof and to discuss the affairs, business, finances and accounts of the Borrower with its officers and employees, all at reasonable times during Borrower’s regular business hours and as often as the Lender may request, but in no event more frequently than twice in any calendar month. (g) Financial Statements. Borrower and each Guarantor shall furnish or cause to be furnished to Lender the following: (i) within one hundred and twenty (120) days after the close of each fiscal year of Borrower that ends during the life of the Loan, financial statements with respect to the Property showing the annual rent roll, other income, and the detailed operating expenses of the Property prepared and certified by the Borrower, all in such detail as the Lender may reasonably require; (ii) at the same time as such the financial statements described in clause (i) above are to be furnished, financial statements of the Borrower, each Guarantor, and the Required Tenant in such form and detail as the Lender may require; (iii) within (15) days of filing, copies of all federal, state, and local tax returns together with all supporting schedules thereto for the Borrower, each Guarantor and the Required Tenant, and (iv) such other financial information in such detail as the Lender may reasonably require within ten (10) days of the Lender’s request for same. Notwithstanding the foregoing, if Borrower provides the Lender with complete signed copies of federal and state income tax returns there shall be no obligation to provide a separate financial statement of the Borrower. (h) Loan to Value Ratio. Prior to the closing of the Loan, the amount of the Loan may not exceed seventy percent (70%) of the “as is” appraised value of the Property (the “Loan to Value Ratio”). (i) Debt Service Coverage Ratio. Prior to closing the Property must maintain a debt service coverage ratio of not less than 1.88 to 1 (the “Starting DSCR”) based on the rental that will be payable under the Required Lease when such rent payments commence as scheduled on January 1, 2011. Throughout the term of the Loan, the Property must maintain debt service coverage ratio of not less than 1.40 to 1 (the “Ongoing DSCR”) (the Starting DSCR and Ongoing DSCR shall be collectively referred to as the “Debt Service Coverage Ratio”). The Debt Service Coverage Ratio shall be determined by the Lender in its sole but reasonable discretion based upon the net operating income from the Property compared to total debt service under the Loan. Notwithstanding the foregoing in the event the Borrower fails to meet the Ongoing DSCR requirement at any time during the term of the Loan, such failure will not be an Event of Default hereunder if within thirty (30) days of demand by the Lender the Borrower establishes an account with the Lender (the “Debt Service Account”) with a cash balance equal 14 to the aggregate monthly debt service and tax escrow requirements for the twelve (12) month period following the date of such demand. The Lender may determine the adequacy of the balance of the Debt Service Account at any time and from time to time and if the Lender determines that such balance in inadequate, in its sole but reasonable discretion, the Lender may require the Borrower, within thirty (30) days of demand, to deposit such additional funds into the Debt Service Account as the Lender reasonably deems appropriate but in no event greater than an amount equal to the aggregate monthly debt service and tax escrow requirements for the twelve (12) month period following the date of such demand. The Debt Service Account will be pledged to the Lender as additional collateral for the Loan and held until maturity or until the Borrower obtains sufficient rental income to comply with the Ongoing DSCR requirement. From and after establishment of the required Debt Service Account the Lender shall debit the Debt Service Account on a monthly basis to pay monthly debt service and tax escrow amounts as the same become due and payable pursuant to the terms of the Note. (i) Environmental. Borrower shall diligently prosecute and complete the remaining remediation activities described in the Remedial Action Plan prepared by HRP Associates and dated June 2010 (including but not limited to the required additional rounds of groundwater monitoring) and completion of the Verification Reporting which Borrower represents is due to be completed by February 2011. 4.2 Negative Covenants. The Borrower covenants that from the date hereof until payment in full of the principal of and interest on the Loan and the termination of this Agreement, unless the Lender shall otherwise consent in writing, the Borrower shall not directly or indirectly: (a) Liens. Incur, create, assume or permit to exist any mortgage, lien, pledge, security interest or other encumbrance upon or in respect of the Property, whether now owned or hereafter acquired, other than the Mortgage or mortgages, liens, pledges, security interests and encumbrances in favor of the Lender. (b) Transfer of Property. Sell, transfer or convey any interest in the Property except as permitted herein or in the Mortgage. (c) Change in Control. Sell, transfer ownership or otherwise change the majority ownership interests, or change the management or control of Borrower; provided however that Lender’s consent to any such requested change in control of Borrower shall not be unreasonably withheld. Notwithstanding the foregoing the Lender will not withhold its consent to transfers of membership interests in the Borrower (i) between the existing members in Borrower or (ii) from the existing members of the Borrower to members of their immediate family (or trusts for benefit of such family members) for estate planning purposes provided that one or more of the Guarantors at all times retains management control of the Borrower. The Borrower shall give prior written notice to the Lender of any such proposed sale, conveyance, transfer, change or encumbrance. 4.3 Survival. All covenants and continuing agreements contained in this Article 4 shall survive as long as any amounts are due and owing under the Note, the Mortgage or any Loan Document. 15

ARTICLE V ENVIRONMENTAL PROVISIONS 5.1 Notification of the Lender. The Borrower shall immediately notify the Lender in writing of the occurrence of any of the following: (a) any release, discharge, spillage, emanation, uncontrolled loss or seepage of any Hazardous Substance on or from any real property owned or operated by the Borrower; (b) any order, notice of violation or other action by the State of Connecticut Department of Environmental Protection (the “DEP”), the United States Environmental Protection Agency (the “EPA”) or any similar entity pertaining to any alleged violation of any Environmental Law (as that term is defined in Section 5.4 hereof) by the Borrower or any alleged violation of any Environmental Law occurring on any real property owned or operated by the Borrower; or (c) any action by any party seeking to enforce any Environmental Law or seeking damages or other relief based on the Borrower’s alleged violation of any Environmental Law or any pollution or contamination caused by the Borrower or located on or emanating from any real property owned or operated by the Borrower. The Borrower shall provide the Lender with copies of all notices, orders, summonses, correspondence and other similar items delivered to or served upon the Borrower pertaining to any of the foregoing. Upon request, the Borrower shall furnish to the Lender or its designee, copies of all correspondence from the DEP, the EPA or any similar entity to the Borrower (other than routine mass informational mailings) and, shall direct such entity to send copies of all such correspondence directly to the Lender. Upon request, the Borrower shall furnish to the Lender copies of all correspondence from the Borrower to the DEP, the EPA, or any similar entity, copies of all periodic reports required by any Environmental Law or any Permit (as that term is defined in Section 5.4 hereof) and copies of all records, forms and documents which the Borrower is required to produce or maintain pursuant to any Environmental Law or any Permit. 5.2 Remediation of Contamination. In the event that any real estate owned or operated by the Borrower is presently or in the future contaminated by Hazardous Substances or there occurs or has occurred any release, leakage, spillage, emanation, uncontrolled loss, or seepage of any Hazardous Substance on any real property owned or operated by the Borrower for which the State of Connecticut or the United States of America requires remediation, the Borrower, at its sole cost and expense, shall immediately take all actions required by the State or the federal government to mitigate the effects thereof. 5.3 Indemnification. The Borrower and each Guarantor agrees to indemnify the Lender against, to hold the Lender harmless from, and to reimburse the Lender for, any losses, claims, demands, damages, fines, penalties, liabilities (joint or several), costs and expenses (including, without limitation, reasonable fees and expenses of legal counsel for the Lender, consultant fees and expenses of investigation and laboratory costs) to which the Lender may be subjected, or which the Lender may pay, incur or sustain, in consequence of 16

(a) any presence, discharge, spillage, emanation, uncontrolled loss, seepage or filtration of any Hazardous Substance upon the Property in violation of any Environmental Law, (b) the violation of any law, statute, ordinance, regulation or similar standard related to environmental protection, pollution control, hazardous waste or other waste by the Borrower or occurring upon the Property, which violation has a material adverse effect on the financial condition of the Borrower or upon the Property, or (c) any personal injury (including wrongful death) or damage to property (whether real or personal) caused, directly or indirectly, by an occurrence described in (a) or (b) above. The provisions of this paragraph shall be in addition to any other obligations of the Borrower or any Guarantor to the Lender whether arising by contract, at law, in equity or by statute. The provisions of this paragraph shall survive payment of the Loan, foreclosure or release of any mortgages or security interests securing the Loan and termination of this Agreement. 5.4 Operations of the Borrower. There shall be no material change in the operations or activities conducted on the Property without the Lender’s express prior written consent. The Borrower shall not use or store, and shall not permit any other party to use or store on the Property any hazardous wastes except in compliance with all applicable Environmental Laws (as hereafter defined). The Borrower shall not, and shall not permit any other party to, use or maintain the Property in a manner or conduct any operations or cause any occurrence thereon which would constitute a violation of any applicable laws, statutes, ordinances, regulations or similar standards, including, but not limited to, those relating to environmental protection, pollution control, hazardous wastes and other wastes (collectively referred to as “Environmental Laws”). The Borrower shall not permit any use of the Property or any event or occurrence thereon which could lead to the imposition of a lien or encumbrance against the Property pursuant to any Environmental Laws. If the activities conducted by the Borrower or by any other party on the Property require any permit, license or similar grant of governmental permission or approval (collectively referred to as “Permits”) pursuant to any Environmental Law, the Borrower shall apply for such Permits, or shall cause such. Permits to be applied for in a timely fashion. The Borrower shall take or cause to be taken all necessary actions to cause the timely renewal of all applicable Permits. All operations and activities conducted by the Borrower on the Property and all conditions on the Property shall be in accordance with, shall not exceed any limits or restrictions contained in, and shall not be violative of, any applicable Permit. “Hazardous Wastes” shall be defined as set forth in The Resource Conservation and Recovery Act as amended (42 U.S.C. §6901, et seq.) “Hazardous Substances” shall be defined as any substance which poses a present or potential hazard to human health or the environment when improperly disposed of, treated, stored or managed and shall include, but not be limited to, those substances classified as “hazardous substances”, “hazardous materials”, “hazardous wastes” and “hazardous chemical substances and mixtures” under the Environmental Laws. 17

ARTICLE VI DEFAULT 6.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder and under the Note and Mortgage: (a) Failure to Pay. The Borrower shall fail to pay when due any installment of principal or interest due under the Note or pay any other amount due to the Lender under this Agreement or any document, agreement or instrument delivered pursuant to this Agreement or otherwise, or as a condition of making advances hereunder, or any other instrument evidencing indebtedness due to the Lender by the Borrower, and such failure shall continue beyond any applicable grace or cure period. (b) Failure to Perform. The Borrower shall fail to observe or perform any other term, covenant or agreement to be observed or performed by it under this Agreement, any other agreements or instruments or documents required hereunder, or as a condition to making advances hereunder if Borrower has not cured the same within thirty (30) days following notice from Lender to the Borrower, provided, however, that said notice and cure period shall not apply to any other failure which constitutes an Event of Default under any other sub-section of this Section 6.1. (c) Default in Other Instrument. An Event of Default shall exist under the terms of the Note, Mortgage, Guaranty or any other Loan Document to which the Borrower or any Guarantor is a party delivered to the Lender as required by this Agreement. (d) Failure by Other Party. Any subsidiary or affiliate of Borrower or any Guarantor shall fail to observe or perform any term, covenant or agreement contained in any agreement, document or instrument required to be executed and delivered by such party under this Agreement, and such failure shall continue for a period of thirty (30) days following notice from the Lender. (e) Cross Default. Intentionally Omitted. (f) False or Misleading Financial Statement or Other Statement. The Financial Statements or any other written statement, information, representation, warranty or certificate made or furnished by or on behalf of the Borrower, or any Guarantor in connection with this Agreement or as an inducement to the Lender to enter into this Agreement, shall prove to have been materially false or misleading when made. (g) Voluntary Insolvency. The Borrower or any Guarantor of the Loan shall become insolvent or admit its inability to pay its debts as they mature or shall make an assignment for the benefit of its or any of its creditors. (h) Bankruptcy. A proceeding in bankruptcy or for reorganization of the Borrower or any Guarantor or the readjustment of any of their respective debts under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors now or hereafter existing, shall be commenced by the Borrower or any Guarantor or shall be commenced against the Borrower or any Guarantor; provided that if 18 such an action is instituted against the Borrower, it shall not be an Event of Default if such action is discharged within ninety (90) days after the commencement thereof. (i) Receiver. A receiver or trustee shall be appointed for the Borrower or any Guarantor or for any substantial part of its respective assets, or any proceeding shall be instituted for the dissolution or the full or partial liquidation of the Borrower or any Guarantor, and such receiver or trustee shall not be discharged within sixty (60) days of his appointment, or such proceeding shall not be discharged within sixty (60) days of its commencement; provided that the thirty (30) day period provided herein shall not apply to appointments or actions instituted by the Borrower or any Guarantor. (j) Validity. The validity or enforceability of this Agreement, or any note, mortgage, guaranty or other agreement, document or instrument contemplated hereunder shall be contested by the Borrower, any subsidiary, any Guarantor or affiliate, or any of such entities or individuals shall deny any further liability or obligation hereunder or thereunder or the Lender determines there is a commercially reasonable basis for such a contention. (k) Change in Business. The Borrower shall discontinue business or materially change the nature of its business. (1) Guarantor. There shall occur the death of or incapacity of the Guarantor. Notwithstanding the foregoing, the death of any one (1) Guarantor shall not be an Event of Default hereunder if the remaining Guarantors in the aggregate have (i) Liquidity (as hereinafter defined), as indicated on the Guarantors’ bank statements or other evidence reasonably satisfactory to the Lender, of not less than the greater of (1) Eight Hundred Forty-Two Thousand and 00/100 Dollars ($842,000.00); or (2) four (4) times the annual debt service under the Loan; and (ii) a Minimum Net Worth (as hereinafter defined) of not less than Five Million Four Hundred Thousand and 00/100 Dollars ($5,400,000.00). As used herein, the term “Liquidity” shall mean cash held in the name of Guarantor at any financial institution insured by the FDIC and/or cash equivalents (which are deemed to be certificates of deposit or similar instruments with maturities of less than thirty (30) days), including short term municipal and/or federal obligations, or readily marketable and publicly traded stocks or bonds, the identity and quality of which must be acceptable to the Lender in its sole discretion. As used herein, the term “Minimum Net Worth” is defined as all personal assets of each Guarantor less all personal liabilities of such Guarantor, each as reasonably estimated by the Lender based upon the same standards used by Lender to estimate the Minimum Net Worth of each party hereto upon origination of the Loan. Notwithstanding the foregoing, in the event that any Guarantor’s Liquidity is comprised, in whole or in part, by readily marketable and publicly traded stocks or bonds. the Lender reserves the right to review the Liquidity of Guarantor as and when reasonably determined by the Lender. If, as a result of any such review, it is determined by Lender in its sole but reasonable discretion that such stocks or bonds have decreased in value such that the Guarantor no longer complies with the Liquidity covenant herein contained, the Lender may require that the Guarantor supplement its Liquidity to satisfy the covenant hereinbefore described. (m) Adverse Change. The occurrence of a material adverse change in the condition, financial or otherwise, of the Borrower or any Guarantor of all or any portion of the 19

Loan provided that the same shall not be an Event of Default hereunder if the Guarantors shall have a Liquidity and Minimum Net Worth in the amounts required under Section 6.1(1) above. (n) Environmental. The occurrence of any of the events described in Section 5.3(a), (b) or (c) hereof if Borrower has not cured the same within ten (10) days following notice of such default by Lender to the Borrower, or within the time periods allowed by regulation, or by the appropriate regulating authorities, whichever period is longer. 6.2 Acceleration. During the existence of an Event of Default specified in Section 6.1 above, all obligations of the Borrower to the Lender, whether hereunder or otherwise, shall immediately become due and payable without further action of any kind, and any and all promissory notes of the Borrower to the Lender shall become due and payable, both as to principal and interest, without presentment, demand or other notice, all of which are expressly waived by the Borrower. 6.3 Payments After Acceleration. The Lender shall have the right to accept any payments made with respect to the Loan following acceleration thereof, regardless of whether the Borrower has received notice of such acceleration. Such payment shall not cure any Event of Default, unless and until all obligations of the Borrower to the Lender are paid in full. The Lender’s acceptance of such payment shall not constitute a waiver of any right of the Lender nor shall acceptance of such payment constitute an agreement by the Lender to forbear from seeking collection of the Loan. ARTICLE VII GENERAL PROVISIONS 7.1 Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement or any agreement, instrument or other document contemplated hereby, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower or any Guarantor in any case shall entitle the Borrower or Guarantor to any other or further notice or demand in similar or other circumstances. 7.2 Survival of Covenants. All covenants, agreements, representations and warranties made in this Agreement and in any certificates delivered pursuant to this Agreement shall survive until all obligations of the Borrower to the Lender are paid in full. 7.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Any action or proceeding to enforce or defend any rights under this Agreement or under any agreement, instrument or other document contemplated hereby or related hereto; directly or indirectly related to or connected with the Loan or the negotiation, administration or enforcement thereof; or arising from the debtor/creditor relationship of the Borrower and the Lender shall be brought either in the Superior Court of Connecticut or the United States District Court for the District of Connecticut; provided, however, that any action or suit on this Agreement, the Mortgage or Assignment of Leases or other collateral agreement securing the Loan may, at 20

Lender’s option, be brought either in any State or Federal court located within the County in which the property securing this Loan is located or any other Connecticut Court properly having jurisdiction. The parties hereto agree that any proceeding instituted in either of such courts shall be of proper venue, and waive any right to challenge the venue of such courts or to seek the transfer or relocation of any such proceeding for any reasons. The parties hereto further agree that such courts shall have personal jurisdiction over the parties. Any judgment or decree obtained in any such action or proceeding may be filed or enforced in any other appropriate court. 7.4 Waivers. THE BORROWER AND GUARANTORS ACKNOWLEDGE THAT THE TRANSACTIONS TO WHICH THIS LOAN AGREEMENT RELATE ARE COMMERCIAL TRANSACTIONS. THE BORROWER AND GUARANTOR HEREBY VOLUNTARILY AND KNOWINGLY WAIVE THEIR RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED AND IN EFFECT ON THE DATE HEREOF, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY OR OTHER RIGHT OR REMEDY THAT THE LENDER MAY ELECT TO USE OR OF WHICH IT MAY AVAIL ITSELF. THE BORROWER AND GUARANTORS FURTHER WAIVE, TO THE GREATEST EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL PRESENT AND FUTURE VALUATION, APPRAISEMENT, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS. THE BORROWER AND GUARANTORS FURTHER WAIVE ANY REQUIREMENT THAT LENDER OBTAIN A BOND OR OTHER SIMILAR DEVICE IN CONNECTION WITH THE EXERCISE OF ANY REMEDY OR THE ENFORCEMENT OF ANY RIGHT HEREUNDER. 7.5 Severability. In ease any one or more of the provisions contained in this Agreement, or any of the documents or agreements contemplated hereby, should be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. 7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement. 7.7 Captions. The articles and section captions are inserted herein only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of any such article or section, nor in any way affect this Agreement. 7.8 Prior Agreements Superseded. This Agreement, together with all agreements and documents concurrently executed, constitutes the entire understanding and agreement between the parties hereto and thereto pertaining to the subject matter hereof and thereof and completely and fully supersedes all prior and contemporaneous understandings or agreements, both written and oral, between the Lender and the Borrower relating to the subject matter hereof, excluding, however, the Commitment Letter executed in anticipation of the execution of this Agreement which shall survive to the extent that it is not inconsistent with this Agreement, the Mortgage, the Note or any other Loan Document. 21

7.9 Recovery of Payments. In the event that all or any part of any payments made to the Lender shall be rescinded, avoided or recovered from the Lender for any reason whatsoever, including, but not limited to, proceedings in connection with the insolvency or bankruptcy of the Borrower or the paying party, the amount of such rescinded, avoided or recovered payment shall be added to the obligations of the Borrower to the Lender and all representations, warranties and covenants of the Borrower shall remain in full force and effect and the Borrower shall remain liable to the Lender for the amount of such rescinded, avoided or recovered payments in accordance with this Agreement. 7.10 No Commitment to Extend or Refinance. The Borrower acknowledges that it is Borrower’s responsibility to pay the Loan as required hereunder. Except as otherwise specifically provided herein, the Lender is under no obligation to extend the maturity date of or refinance the Loan or to provide additional financing to the Borrower. The Borrower acknowledges that, as of the date hereof, the Lender has not made any commitment or representations pertaining to the further extension or refinancing of the Loan or the provision of additional financing to the Borrower. The Borrower further acknowledges that no oral representations or commitments by the Lender or any officer or employee thereof pertaining to the further extension or refinancing of the Loan or the provision of additional financing shall be binding upon the Lender. 7.11 Jurisdiction and Venue. Any action or proceeding to enforce or defend any rights under this Agreement or under any agreement, instrument or other document contemplated hereby or related hereto; directly or indirectly related to or connected with the Loan or the administration or enforcement thereof; or arising from the debtor/creditor relationship of the Borrower and the Lender shall be brought only in the Superior Court of Connecticut or the United States District Court for the District of Connecticut. The parties hereto agree that any proceeding instituted in either of such courts shall be of proper venue, that such courts shall have personal jurisdiction over the parties and that any and all pleadings, summons, motions and other process in such proceeding shall be fully and effectively served when transmitted by United States Mail (registered or certified), postage and registry fees prepaid. Any judgment or decree obtained in any such action or proceeding may be filed or enforced in any other appropriate court. 7.12 Mutual Agreement. Each and every provision of this Agreement has been mutually negotiated, prepared and drafted. Each party hereto has been represented by legal counsel or has had the opportunity to be represented by legal counsel. In connection with the construction or interpretation of any provision hereof or deletions therefrom, no consideration shall be given to the issue of which party actually prepared, drafted, requested or negotiated any provision or deletion. This Agreement shall not be construed more severely against any one party hereto than against any other party hereto. 7.13 Relationship of the Parties. Nothing contained in this Agreement or in the transactions contemplated hereby shall be deemed or construed to create the relationship of partner or joint venturer as between the Lender and the Borrower, it being agreed and understood that the only relationship between the parties is that of lender and borrower. Borrower agrees to indemnify Lender and hold Lender harmless from any damages and expenses resulting from any construction of the relationship between the parties as a partnership or joint venture. 22

7.14 Right to Charge Account. The Lender, at its option, may effect the payment of any amount due hereunder by charging any of the Borrower’s accounts with the Lender. This right does not affect the Borrower’s obligation hereunder to make timely payments or require the Lender to exercise such option. 7.15 Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AGREEMENT, INSTRUMENT OR OTHER DOCUMENT CONTEMPLATED HEREBY OR RELATED HERETO AND IN ANY ACTION DIRECTLY OR INDIRECTLY RELATED TO OR CONNECTED WITH THE LOANS PROVIDED FOR HEREIN, OR ANY CONDUCT RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF SUCH LOAN OR ARISING FROM THE DEBTOR/CREDITOR RELATIONSHIP OF THE PARTIES HERETO. THE BORROWER ACKNOWLEDGES THAT THIS WAIVER MAY DEPRIVE IT OF AN IMPORTANT RIGHT AND THAT SUCH WAIVER HAS KNOWINGLY BEEN AGREED TO BY THE BORROWER. 7.16 Notices, Any notice or demand which is made hereunder shall be delivered by personal service, by registered or certified mail. return receipt requested, or by recognized overnight courier, at the address herein set forth or at such other address which either party may give the other notice of in writing in the manner provided in this section and such delivery shall be deemed upon receipt or refusal to accept. Notice to the Lender hereunder shall be directed to the attention of the Commercial Mortgage Department. Any notice from Lender to Borrower concerning an Event of Default hereunder shall be provided to each Guarantor at their addresses first set forth above and otherwise in accordance with this Section 7.16. 7.17 Patriot Act Compliance. Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction of the Borrower and the Property, including those relating to money laundering and terrorism. The Lender shall have the right to audit the Borrower’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction of the Borrower and the Property, including those relating to money laundering and terrorism. In the event that the Borrower fails to comply with the Patriot Act or any such requirements of governmental authorities, then the Lender may, at its option, cause the Borrower to comply therewith and any and all reasonable costs and expenses incurred by the Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable. For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws. Neither the Borrower nor any partner in the Borrower or member of such partner nor any owner of a direct or indirect interest in the Borrower nor any Guarantor (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in 23 respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is not currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Lender Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or (e) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Governmental Lists”, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Governmental Lists”. 7.18 Usury Savings Clause. It is the intent of Lender and Borrower to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts called for under any of the Loan Documents, then it is Borrower’s and Lender’s express intention that such excess amount be immediately credited on the principal balance of the Note (or, if the Note has been fully paid, refunded by Lender to Borrower, and Borrower shall accept such refund), and the provisions hereof and thereof be immediately deemed to be reformed and the amounts thereafter collectible hereunder reduced to comply with the then applicable laws, without the necessity of the execution of any further documents, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. Any such crediting or refund shall not cure or waive any default by Borrower under any of the Loan Documents. If at any time following any such reduction in the interest rate payable by Borrower, there remains unpaid any principal amounts under the Note and the maximum interest rate permitted by law is increased or eliminated, then the interest rate payable hereunder shall be readjusted, to the extent permitted by applicable law, so that the total dollar amount of interest payable hereunder shall be equal to the dollar amount of interest which would have been paid by Borrower without giving effect to the reduction in interest resulting from compliance with the applicable usury laws theretofore in effect. Borrower agrees, however, that in determining whether or not any interest payable under any of the Loan Documents is usurious, any non-principal payment (except payments specifically stated in the Note or in any other Loan Documents to be interest), including, without limitation, prepayment fees and late charges, shall be deemed to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest. 7.19 Assignment, Syndication and Participation. The Lender reserves the right to assign all or any portion of the Loan to other lenders (with a corresponding reduction in Lender’s share of the Loan) or to participate out all or any portion of the Loan. The Borrower and Guarantor grants to the Lender the right to distribute to potential investors, assignees and participants, without further notice to the Borrower or Guarantor, and at the Lender’s sole 24 discretion, any information relative to the Borrower, including, but not limited to, preliminary budgets, pro forma statements and financial statements. The rights conferred upon the Lender by this Agreement shall be automatically extended to and vested in any assignee or transferee of the Lender upon the Borrower’s receipt of notice of such assignment or transfer; provided, however, that no such assignment or transfer shall enlarge or modify the obligations of the Borrower or Guarantor hereunder. 7.20 Appraisals. From time to time, Borrower shall permit the Lender to obtain additional appraisals of all or any portion of the Property, and if an appraisal is required by law, is made to ascertain the value of the Property upon considering a loan extension, or is commissioned following an Event of Default, then Borrower shall pay to the Lender within ten (10) business days of demand all costs of such appraisal. Appraisals shall be the property of the Lender but provided the Borrower is not in default hereunder, the Lender shall provide copies of any appraisals to Borrower or any Guarantor upon Borrower’s request provided the Borrower and any receiving Guarantor signs the Lender’s standard appraisal release letter. No Further Text On This Page — Signature Page Follows 25

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written. Signed, sealed and delivered in the presence of: PEOPLE’S UNITED BANK By: Suzanne G. Wakeen Its Vice President BORROWER: WU/LH 15 PROGRESS L.L.C., a Delaware limited liability company By: Lighthouse 100 William Operating LLC Its: Manager By: Its Duly Authorized GUARANTORS: PAUL A. COOPER JEFFREY D. RAVETZ ( LOUIS E. SHEINKER JEFFREY WU (a/k/a Myint J. Kyaw) 26

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written. Signed, sealed and delivered in the presence of: PEOPLE’S UNITED BANK By: Suzanne G. Wakeen Its Vice President BORROWER: WU/LH 15 PROGRESS L.L.C., a Delaware limited liability company By: Lighthouse 100 William Operating LLC Its: Manager By: Its Duly Authorized GUARANTORS: PAUL A. COOPER JEFFREY D. RAVETZ ( LOUIS E. SHEINKER JEFFREY WU (a/k/a Myint J. Kyaw) 26

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written. Signed, sealed and delivered in the presence of: PEOPLE’S UNITED BANK By: Suzanne G. Wakeen Its Vice President BORROWER: WU/LH 15 PROGRESS L.L.C., a Delaware limited liability company By: Lighthouse 100 William Operating LLC Its: Manager By: Its Duly Authorized GUARANTORS: PAUL A. COOPER JEFFREY D. RAVETZ ( LOUIS E. SHEINKER JEFFREY WU (a/k/a Myint J. Kyaw) 26

STATE OF CONNECTICUT ) ) ss, Brid geport COUNTY OF FAIRFIELD ) On this the 30th day of September, 2010, before me, the undersigned officer, personally appeared Suzanne G. Wake n, who acknowledged herself to be a Vice President of PEOPLE’S UNITED BANK, a federal savings bank, and that she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the federal savings bank by herself as such officer. IN WITNESS WHEREOF, I hereunto set my hand Commissioner of the Superior Court Notary Public My Commission Expires: STATE OF NEW YORK ) ) ss: COUNTY OF NASSAU ) On the 28th day of September in the year 2010 before me, the undersigned, a Notary Public in and for the State of New York, personally appeared LOUIS SHEINKER personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual, or the person upon behalf of which the individual( acted, executed the instrument. IN WITNESS WHEREOF, I hereunto set my hand. Notary Public My Commission Expires: January 11, 2014 FRANCES M. PEPE NOTARY PUBLIC, State of New York No. 01 PE4915564 Qualified in Queens County Commission Expires Jan. 11, 2014 27

STATE OF NEW YORK ) ) ss: COUNTY OF NASSAN ) On the 28th day of September in the year 2010 before me, the undersigned, a Notary Public in and for the State of New York, personally appeared PAUL A. COOPER personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument. IN WITNESS WHEREOF, I hereunto set my hand. Notary Public My Commission Expires: January 11, 2014. STATE OF NEW YORK ) ) ss: COUNTY OF ) FRANCES M. PEPE NOTARY PUBLIC, State of New York No. 01PE4915564 Qualified in Queens County Commission Expires Jan. 11, 2014 On the day of in the year 2010 before me, the undersigned, a Notary Public in and for the State of New York, personally appeared JEFFREY D. RAVETZ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument. IN WITNESS WHEREOF, I hereunto set my hand. Notary Public My Commission Expires: 28

STATE OF NEW YORK ) ) ss: COUNTY OF ) On the day of in the year 2010 before me, the undersigned, a Notary Public in and for the State of New York, personally appeared PAUL A. COOPER personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument. IN WITNESS WHEREOF, I hereunto set my hand. Notary Public My Commission Expires: STATE OF NEW YORK ) ) ss: COUNTY OF New York ) On the 29th day of September in the year 2010 before me, the undersigned, a Notary Public in and for the State of New York, personally appeared JEFFREY D. RAVETZ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument. IN WITNESS WHEREOF, I hereunto set my hand. Notary Public My Commission Expires: January 11, 2014 FRANCES M. PEPE NOTARY PUBLIC, State of New York No. 01PE4915564 Qualified in Queens County Commission Expires Jan. 11, 2014 28

STATE OF NEW YORK ) ) ss: COUNTY OF NASSAN ) On the 28th day of September in the year 2010 before me, the undersigned, a Notary Public in and for the State of New York, personally appeared LOUIS E. SHEINKER personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument. IN WITNESS WHEREOF, I hereunto set my hand. Notary Public My Commission Expires: January 11, 2014 FRANCES M. PEPE NOTARY PUBLIC, State of New York No. 01PE4915564 Qualified in Queens County Commission Expires Jan, 11, 2014 STATE OF NEW YORK ) ) ss: COUNTY OF ) On the day of in the year 2010 before me, the undersigned, a Notary Public in and for the State of New York, personally appeared JEFFREY WU, also known as Myint J. Kyaw personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument. IN WITNESS WHEREOF, I hereunto set my hand. Notary Public My Commission Expires: 29

STATE OF NEW YORK ) ) ss: COUNTY OF ) On the day of in the year 2010 before me, the undersigned, a Notary Public in and for the State of New York, personally appeared LOUIS E. SHEINKER personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument. IN WITNESS WHEREOF, I hereunto set my hand. Notary Public My Commission Expires: STATE OF NEW YORK ) ) ss: COUNTY OF QUEENS ) On the 28th day of September in the year 2010 before me, the undersigned, a Notary Public in and for the State of New York, personally appeared JEFFREY WU, also known as Myint J. Kyaw personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that lie executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument. IN WITNESS WHEREOF, I hereunto set my hand. Notary Public My Commission Expires: LILING YUNG Notary Public, State of New York No. 01 YU5004939 Qualified in Suffolk County Term Expires November 30, 2010 29

SCHEDULE A LEGAL DESCRIPTIOIN All that certain piece or parcel of land located in the City of Shelton, County of Fairfield and State of Connecticut known as Parcel land Parcel 2 on a certain map entitled, Perimeter Survey of Property Located at 15 Progress Drive & 30 Commerce Drive, Shelton, Connecticut Prepared for ” Baker Properties Limited Partnership “by XXX - Tiso & Co LLC, dated October 16, 2007, Seate [” =40’ on file as Map No. 4293 in the Office of the Town Clerk for the City of Shelton said parcel being bounded and described as follows: AS TO 30 COMMERCE DRIVE: Commencing of a point on the southerly street line of Commerce Drive, Said point being the northeasterly corner of land now or formerly of Second Treetops, LLC, said point also being the northwesterly corner of the parcel herein described: thence in a southeasterly direction along the southerly street line of Commerce Drive, the following two courses 5 84’ 36’ 00” E 282.28 feet and along XXX curve to the left having XXX radius of 136 00 feet, an interior angle of 5’09’ 51”, and on are length of 66.34 feet to a point: thence in a southeasterly direction along the intersection of the southerly street line of Commerce Drive with the westerly street line of Progress Drive, along XXX curve to the right having a radius of 50,00 feet, an interior angle of 54’ 42’09”. And XXX are length of 47,”4 feet to a point; thence S 01’03’XXX” E along the westerly street line of Progress Drive, a distance of 510.00 feet to a point; thence N 84’ 01’ 29’ XXX southerly by other land now or XXX of Baker Properties Limited Partnership a distance of 428.50 feet to a point; thence N 05’ 04’ 41” E, bounded westerly by land now or XXX of Second XXX LLC, a distance of 537.65 feet to the period of commencement. AS TO 15 PROGRESS DRIVE: Commencing at a point on the westerly street line of Progress Drive, said point being the northeasterly corner of land now or formerly of John P. McCue, said point also being the southeasterly corner of the parcel herein described; thence S 88’ 56’ 12” W, bounded southerly by land now or formerly of John P. McCue, a distance of 477 60 feet to a point; thence N 12’ 29’ 52” W, bounded southwesterly by land now or formerly of 6 Research Drive, LLC, a distance of 465,70 feet to a point; thence S 84’ 01’ 29” E, bounded northerly by other land of Baker Properties Limited Partnership, a distance of 574,25 feet to a point; thence S 01’ 03’ 48” E along the westerly street line of Progress , a distance of 388.09 feet to the point of commencement.

SCHEDULE B PROMISSORY NOTE See Attached 31

Promissory Note Bridgeport, Connecticut $2,700,000.00 September 30, 2010 FOR VALUE RECEIVED, the undersigned, WU/LH 15 PROGRESS L.L.C., a Delaware limited liability company, having an address of 60 Hempstead Avenue, Suite 718, West Hempstead, New York 11552 (hereinafter called “Borrower”), promises to pay to the order of PEOPLE’S UNITED BANK, a federal savings bank having an office at 850 Main Street, Bridgeport, Connecticut 06604 (the “Lender”), the principal sum of TWO MILLION SEVEN HUNDRED THOUSAND AND 00/100 ($2,700,000.00), plus interest, payable at the rate and in the manner provided in paragraphs 1 and 2 of this Note, together with all taxes assessed upon said sum against the holder hereof, and any costs and expenses, including reasonable attorneys’ fees, incurred in the collection of this Note, the foreclosure of the Open- End Mortgage Deed and Security Agreement from Borrower to Lender and dated of even date herewith (the “Mortgage”) securing, inter alia, this Note or in enforcing the terms and conditions of that certain Loan and Security Agreement entered into by and between the Borrower and the Lender and dated of even date herewith (the “Loan Agreement”) or in protecting or sustaining the lien of said Mortgage. Said amounts of principal, interest, fees, costs and expenses are collectively referred to in this Note as the “Entire Note Balance”. 1. INTEREST RATE. (a) The outstanding principal balance of this Note shall bear interest at a rate per annum equal to five and twenty-three-hundredths percent (5.23%) commencing on the date hereof and continuing until the Maturity Date (as hereinafter defined) or the sooner imposition of the Default Rate (as hereinafter defined) (b) Upon the occurrence of any Event of Default, as defined in this Note, the Mortgage or the Loan Agreement, the entire principal amount of this Note and all interest and other sums due thereon, at the option of Lender shall become immediately due and payable. Should an Event of Default occur, the outstanding balance of the loan shall bear interest at the rate set forth above plus five percent (5%) per annum (the “Default Rate”). 2. PAYMENTS. (a) Commencing on November 1, 2010 and on the first day of each successive month thereafter through and including the Maturity Date, principal and interest shall be payable in equal monthly installments in arrears in an amount equal to the sum necessary to fully amortize the loan at the interest rate then in effect over an assumed term of twenty five (25) years (the “Amortization Period”). Accordingly, commencing on November 1, 2010 and on the first day of each month thereafter through and including the Maturity Date, principal and interest shall be payable in successive equal monthly installments of Sixteen Thousand Two Hundred Sixty-Three and 65/100 Dollars ($16,263.65). On even date herewith, Borrower has prepaid interest that will accrue on the Note during the month of September, 2010. (b) All interest shall be computed on a daily basis and calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed, to be payable in arrears on the unpaid principal balance outstanding.

(c) All monthly payments of principal and/or interest required pursuant to the terms of this Note shall, at Lender’s option, be made together with one-twelfth (1/12) of the annual real estate taxes, insurance premiums and other charges and assessments which may accrue against the property if the same are being escrowed pursuant to the Mortgage. 3. MATURITY. The Entire Note Balance, if not sooner paid, shall be due and payable without notice or demand on October 1, 2020 (the “Maturity Date”). 4. PREPAYMENT PENALTY. Borrower may prepay this Note in whole or in part at any time only upon thirty (30) days prior notice (which may be revoked by the Borrower) to Lender (the “Prepayment Notice”) and the payment to Lender of a prepayment fee (the “Prepayment Fee”). The Prepayment Fee shall be equal the Net Loss (as defined below). As used herein, the term “Net Loss” means the economic loss the Lender sustains or incurs as a result of such prepayment, and the Borrower and the Lender agree that said economic loss shall be calculated as follows: (a) The Lender shall first determine the Index Rate. The “Index Rate” shall mean the index used to determine the interest rate payable by Borrower on the Prepayment Date. For purposes of this Note, the Index Rate shall be three and twenty-three-hundredths percent (3.23%). (b) Utilizing the Index Rate, the Lender shall then calculate the monthly interest amount payable from the Prepayment Date to the “Termination Date”, defined as the Maturity Date. The result is the “Monthly Index Payment”. (c) Utilizing the Reinvestment Rate (defined below), the Lender shall then calculate the monthly interest that would be earned by reinvesting the principal amount being prepaid for each month remaining until the Termination Date. The result is the “Monthly Reinvestment Payment”. The “Reinvestment Rate” shall be defined as the rate (as of the date Lender accepts the Borrower’s voluntary or involuntary prepayment or accelerates the indebtedness) available to Lender for the investment in U.S. Treasury Obligations (“Treasury Obligation”) with a maturity closest to, or co-terminus with, the Termination Date. If the Lender identifies more than one Treasury Obligation having the same maturity date, the Treasury Obligation having a coupon interest rate closest to the interest rate payable under the Loan as of the Prepayment Date shall be used. (d) Each Monthly Reinvestment Payment shall then be subtracted from the corresponding Monthly Index Payment; the result, if positive, is the “Monthly Payment Differential”. The Monthly Payment Differential shall in no event be less than zero. (e) Each Monthly Payment Differential shall then be discounted to present value at the Reinvestment Rate. The result is the “Discounted Monthly Payment Differential”. (f) All of the Discounted Monthly Payment Differential amounts shall then be added together, and such aggregated amount shall constitute the “Net Loss”. 2

Notwithstanding the Prepayment Fee specified above, there will be no Prepayment Fee or prohibition against prepayment during the period thirty (30) days prior to the Maturity Date. The Borrower shall be responsible, in addition to any Prepayment Fee, for the payment of any reasonable out-of-pocket third party administrative costs incurred by Lender in connection with such prepayment. If this Note shall be accelerated for any reason whatsoever, the applicable Prepayment Fee in effect as of the date of such acceleration shall be paid. All partial prepayments of principal shall be accompanied by and applied first to the payment of costs and expenses thereto unpaid late charges, then to accrued and unpaid interest and the balance on account of the unpaid principal in the inverse order of maturity. Partial prepayments shall not affect the Borrower’s obligation to make the regular installments of principal and interest required under the terms of this Note. 5. APPLICATION OF PAYMENTS. Payments will be applied first to fully pay costs and expenses incurred by holder in collecting this Note or in sustaining and/or enforcing any security granted to secure this Note, then to fully pay any outstanding late charges or prepayment, then to fully pay accrued interest and the remainder will be applied to principal. 6. LATE CHARGE. Borrower shall pay the holder of this Note a late charge of five percent (5%) of any monthly installment not received by the holder within ten (10) days after the installment is due, to cover the additional expenses involved in handling such overdue installment. This charge shall be in addition to, and not in lieu of, any other remedy the holder of this Note may have and is in addition to any reasonable fees and charges of any agents or attorneys which the holder of this Note is entitled to employ in the Event of Default hereunder, whether authorized herein or by law. Borrower will pay this late charge promptly but only once for each late payment. 7. DEFAULT. During the existence of any Event of Default (as hereinafter defined), the Entire Note Balance shall, at the option of the holder hereof, become immediately due and payable without notice or demand. An “Event of Default” is defined as any one of the following: (i) default in the payment of any interest, principal, or other amounts due hereunder during the term of this loan and such default continuing for a period of ten (10) days after the due date thereof; (ii) default in the payment of any principal or other amounts due upon the Maturity Date; (iii) an Event of Default in the performance of any of the other conditions or stipulations of this Note, the Loan Agreement or any other document evidencing an obligation to the Lender; (iv) the existence of any Event of Default as defined in the Mortgage or the breach of any provision of any other instrument securing this Note; or (v) any sale, conveyance or transfer of any interest in the property securing this Note in violation of the Loan Agreement. 8. PREJUDGMENT REMEDY WAIVER. BORROWER ACKNOWLEDGES AND REPRESENTS THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND THAT THE PROCEEDS OF THE LOAN SHALL NOT BE USED FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. THE BORROWER AND EACH ENDORSER, CO-BORROWER AND GUARANTOR HEREOF HEREBY VOLUNTARILY WAIVE ANY RIGHTS TO NOTICE OR HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES AS NOW OR HEREAFTER AMENDED, OR AS 3

OTHERWISE REQUIRED BY ANY LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER MAY ELECT TO USE. 9. DELAY IN ENFORCEMENT. The liability of Borrower or any co-Borrower, endorser or guarantor under this Note is unconditional and shall not be affected by any extension of time, renewal, waiver or any other modification whatsoever, granted or consented to by the holder. Any failure by the holder to exercise any right it may have under this Note is not a waiver of the holder’s right to exercise the same or any other right at any other time. 10. CHANGES. No agreement by the Lender to change, waive or release the terms of this Note will be valid unless it is in writing and signed by Borrower and the Lender. 11. WAIVER, JURY TRIAL WAIVER. BORROWER AND EACH CO-BORROWER, ENDORSER AND GUARANTOR WAIVES PRESENTMENT, DEMAND FOR PAYMENT AND NOTICE OF DISHONOR. BORROWER AND EACH CO-BORROWER, ENDORSER AND GUARANTOR WAIVE A TRIAL BY JURY IN ANY ACTION WITH RESPECT TO THIS NOTE AND AS TO ANY ISSUES ARISING RELATING TO THIS NOTE OR TO TIIE INSTRUMENTS SECURING THIS NOTE. 12. CONNECTICUT LAW. The provisions of this Note shall be governed by the laws of the State of Connecticut. 13. JURISDICTION AND VENUE. Any action or proceeding to enforce or defend any rights under this Note or under any agreement, instrument or other document contemplated hereby or related hereto; directly or indirectly related to or connected with the Loan or the administration or enforcement thereof; or arising from the debtor/creditor relationship of the Borrower and the Lender shall be brought only in the Superior Court of Connecticut or the United States District Court for the District of Connecticut. The parties hereto agree that any proceeding instituted in either of such courts shall be of proper venue, that such courts shall have personal jurisdiction over the parties and that any and all pleadings, summons, motions and other process in such proceeding shall be fully and effectively served when transmitted by United States Mail (registered or certified), postage and registry fees prepaid. Any judgment or decree obtained in any such action or proceeding may be filed or enforced in any other appropriate court. 14. RIGHT OF SET-OFF. Upon the occurrence of any Event of Default as defined in this Note, the Lender shall have the right to set-off all or any part of Borrower’s or any Guarantors’ (as defined in the Loan Agreement) deposits, credit and property now or hereafter in the possession or control of the Lender, its agent or bailee or in transit to it and may apply the same, or any part thereof, to the Entire Note Balance without prior notice or demand. 15. INVALIDITY. If any provision of this Note or the application of any provision to any person or circumstance shall be invalid or unenforceable, neither the balance of this Note nor the application of the provision to other persons or circumstances shall be affected. 16. JOINT AND SEVERAL LIABILITY, BINDING EFFECT. This Note and all obligations hereunder, to the extent signed by more than one party, shall be the joint and several obligations of all Borrowers, endorsers and other accommodation parties, and each provision 4 hereof shall apply to each and all jointly and severally. The provisions of this Note are binding on the heirs, executors, administrators, assigns and successors of the Borrower and shall inure to the benefit of the Lender, its successors and assigns and to subsequent holders of this Note. 17. NOTE SECURED BY MORTGAGE. This Note is secured by an Open-End Mortgage Deed and Security Agreement of even date herewith executed and delivered by the Borrower to the Lender, conveying certain real estate and property therein described and to be duly recorded on the applicable land records where such real estate and property is located. 18. INTERPRETATION. Captions and headings used in this Note are for convenience only. The term “Borrower” and any pronoun referring thereto as used herein shall be construed in the masculine, feminine or neuter as the context may require. The singular includes the plural and the plural includes the singular. “Any” means any and all. 19. OTHER OBLIGATIONS. To the extent the Entire Note Balance is reduced or paid in full by reason of any payment to the Lender by any accommodation Borrower, endorser or guarantor, the amount of such rescinded, avoided or returned payment shall be added to or, in the event this Note has been previously paid in full, shall revive the principal balance of this Note upon which interest may be charged at the applicable rate set forth in this Note and shall be considered part of the Entire Note Balance and all terms and provisions herein shall thereafter apply to same. No Further Text On This Page — Signature Follows 5

IN WITNESS WHEREOF, the Borrower has hereunto set its hand and seal this the day and year first written above. BORROWER: WU/LH 15 PROGRESS L.L.C., a Delaware limited liability company By: Lighthouse 100 William Operating LLC Its: Manager By: Its Duly Authorized [Signature Page — Promissory Note] 6

SCHEDULE C

RENT ROLL

RENT ROLL
15 Progress Drive
Shelton, Connecticut

Tenant	Commencement Date	Rent Commencement Date	Expiration Date	RSF	Annual Base Rent	Monthly Base Rent
LEX Products Corp.	10/1/2010	1/1/2011	12/31/2020	53,164	398,661.25	33,221.77
				Yr 2	409,028.23	34,085.69
				Yr 3	419,706.22	34,975.52
				Yr 4	430,704.55	35,892.05
				Yr 5	442,032.83	36,836.07
				Yr 6	453,700.95	37,808.41
				Yr 7	465,719.13	38,809.93
				Yr 8	478,097.84	39,841.49
				Yr 9	490,847.92	40,903.99
				Yr 10	503,980.50	41,998.38

32

SCHEDULE 3.06 LITIGATION a lawsuit entitled “Josh Segal individually and derivatively on behalf of Lighthouse Real Estate Advisors, LLC v. Paul Cooper, Jeff Ravetz, Louis Sheinker and Lighthouse Real Estate Management, LLC” filed in the Supreme Court for the State of New York and County of New York as disclosed in that certain report prepared by United Corporate Services, Inc. dated February 23, 2009. a possible claim against Paul Cooper, Louis Sheinker and Jeff Ravetz (the “Defaulted Loan Guarantors”) in connection with their guaranty of a certain loan (the “Defaulted Loan”) from State Street Bank & Trust Company (as successor in interest to Lehman Brothers Holdings, Inc.) (“State Street”) to LH 1440 L.L.C. (the “Defaulted Borrower”), which loan is alleged to be currently in default for the reasons more particularly set forth in a certain letter from State Street to LH 1440 L.L.C. and dated July 14, 2010 (the “Default Letter”). The Defaulted Loan Guarantors represent that the construction of all improvements contemplated by the Defaulted Loan have been completed with the exception of asphalt and paving as contemplated by the Project Schedule (as defined in the Default Letter) and that the cost of completing the asphalt and paving work is no greater than $800,000.00. The Defaulted Loan Guarantors also represent that (i) the claims described in the Default Letter are without merit for the following reasons: (i) neither State Street nor its predecessor in interest fulfilled its obligations under the documents evidencing and/or securing the above referenced loan insofar as they failed to fund/advance monies to which LH 1440 L.L.C. was entitled to receive under the loan (which issue is currently being appealed from the District Court for the Southern District of New York; and (ii) the obligations of the Defaulted Loan Guarantors under their guaranty of the Defaulted Loan is limited to completion of the asphalt and paving work described above and, accordingly, the maximum possible liability exposure of the Defaulted Loan Guarantors is, in the aggregate, not more than $800,000.00; and (2) that no enforcement action, whether by foreclosure, power or sale or otherwise, has been commenced by State Street or any other party with respect to the Defaulted Loan. 33